CERTIFICATION


     To my knowledge, this Report on Form 10-QSB for the quarter ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Peoples Bankcorp, Inc.



                                  By: /s/ Robert E. Wilson
                                      -----------------------------------------
                                      Robert E. Wilson
                                      President and Chief Executive Officer
                                      (Duly Authorized and Principal Executive,
                                      Accounting and Financial Officer)

Date: November 14, 2002